UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2008

CHEETAH OIL & GAS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26907

(Commission File Number)

93-1118938

(IRS Employer Identification No.)

17 Victoria Road, Nanaimo, B.C. V9R 4N9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 250-714-1101

400 – 601 West Broadway Street, Vancouver, British Columbia Canada V5Z 4C2

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2008, Ian McKinnon resigned as our President and Chief Executive Officer and we appointed Isaac Moss as our President and Chief Executive Officer.

Also on February 5, 2008, we appointed David Martin as a director of our company.

Isaac Moss – President and Chief Executive Officer

During the 1990’s through 2002 Isaac Moss was associated with a mid market investment banking company based in Geneva, where he provided corporate, strategic and investment banking advisory services to micro and small cap client companies in the energy and resource, telecommunications, chemicals and industrial minerals, entertainment,

CW1661336.1

forest products and hospitality industries. From 1994 to 1997 Mr. Moss was President of a specialty chemical company headquartered in France.

Family Relationships

There are no family relationships between Messrs. Martin and Moss and any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which, to our knowledge, Messrs. Martin and Moss has or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Isaac Moss

Isaac Moss

President

Date: February 7, 2008